Exhibit 99.1

Rubius Therapeutics Appoints Jose Carmona as Chief Financial Officer

CAMBRIDGE, Mass., September 28, 2020 (GLOBE NEWSWIRE) -- Rubius Therapeutics, Inc. (Nasdaq:RUBY), a clinical-stage biopharmaceutical company that is genetically engineering red blood cells to create an entirely new class of cellular medicines, today announced the appointment of Jose “Pepe” Carmona as chief financial officer. Pepe brings more than 20 years of experience in the biopharmaceutical industry across numerous leadership roles, geographies and therapeutic areas.

“Pepe joins Rubius Therapeutics during a period of excellent progress as we dose escalate patients in our RTX-240 Phase 1 solid tumor clinical trial, per plan, and initiate patient recruitment for our RTX-240 Phase 1 relapsed/refractory acute myeloid leukemia trial. We are on track to file an Investigational New Drug application by year-end for our first artificial antigen-presenting cell program, RTX-321, for the treatment of HPV-positive cancers, and have a fully owned and operational manufacturing facility to supply these clinical trials,” said Pablo J. Cagnoni, president and chief executive officer. “Pepe’s extensive experience in global finance and operations, as well as a track record of financing clinical-stage and commercial biotech companies, will be critical as we begin to generate clinical data and advance our broad pipeline of potentially life-changing Red Cell Therapeutics™ for the treatment of cancer and autoimmune diseases.”

Pepe most recently served as chief financial officer at Radius Health, where he was responsible for all financial aspects of the business as well as investor relations, business development and other operational functions. Prior to joining Radius, Mr. Carmona was chief financial officer of Innocoll Holdings PLC, acquired by Gurnet Point L.P. During his career at Novartis, Mr. Carmona held numerous financial management positions with increasing responsibilities in various divisions as chief financial officer in Europe, North America, Latin America and held other senior global financial roles.

“I believe Rubius Therapeutics’ cutting-edge science and pipeline of programs are poised to transform how cancer and autoimmune diseases are treated,” said Pepe Carmona. “It is an exciting time for Rubius, and I welcome the opportunity to join this industry-leading leadership team and contribute towards fostering the company’s further development.”

About Rubius Therapeutics

Rubius Therapeutics, Inc. (Nasdaq:RUBY) is a clinical-stage biopharmaceutical company that is genetically engineering red blood cells to create an entirely new class of cellular medicines called Red Cell Therapeutics™. The Company’s proprietary RED PLATFORM® genetically engineers and cultures Red Cell Therapeutics to create selective, potent and off-the-shelf allogeneic cellular therapies for the potential treatment of cancer and autoimmune diseases. Rubius’ initial product candidates are designed to activate and expand immune system function to fight cancer and modulate the immune system to induce tolerance for the treatment of autoimmune diseases. For more information, visit www.rubiustx.com, follow us on Twitter or LinkedIn or like us on Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the, our expectations regarding the therapeutic potential of our Red Cell Therapeutics, including RTX-240 our expectations regarding the timing, enrollment, data from and success of the future cohorts and phases of the clinical trial of RTX-240, our expectations regarding the therapeutic potential of RTX-321, the timelines for us to file an IND for RTX-321, our expectations regarding our strategy, business plans and focus and our expectations in connection with the transition of our chief financial officer. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the development of our Red Cell Therapeutic product candidates and their therapeutic potential and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and subsequent filings with the SEC and risks and uncertainties related to the severity and duration of the impact of COVID-19 on our business and operations. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

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Contacts:

Investors

Lori Melançon

Vice President, Corporate Communications and Investor Relations

+1 (617) 949-5296

lori.melancon@rubiustx.com

Media
Marissa Hanify

Director, Corporate Communications

marissa.hanify@rubiustx.com

Dan Budwick
1AB
+1 (973) 271-6085
dan@1abmedia.com